UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03       Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Mainland Resources, Inc. Issues Update on its Buena Vista Project in Mississippi Following Non-Satisfaction of Cash Call By American Exploration Corporation

Mainland Resources, Inc. (the "Company" or "Mainland") reports that American Exploration Corporation ("American Exploration") has failed to fund its 20% share of the estimated total well costs of the Burkley-Phillips No. 1 Well on the Company's Buena Vista Prospect (the "Prospect") in Jefferson County, Mississippi. As a result, American Exploration has forfeited its right to a 29% working interest in the well and in the Prospect in favor of the Company.

Pursuant to a Letter Agreement dated October 1, 2009, the Company and American Exploration agreed to contribute approximately 8,500 net acres and 5,000 net acres, respectively, of contiguous lands for joint development (for a total of approximately 13,500 net acres), with the Company as Operator, in the Buena Vista area of Jefferson County, Mississippi. As previously disclosed in its news release dated March 25, 2010, Mainland has issued an Authorization for Expenditure (AFE) for the Burkley-Phillips No. 1 Well which contemplates drilling to a depth of 22,000 feet or a depth sufficient to evaluate the Haynesville Shale formation. The total completed well cost is estimated at $13,550,000. Under the Letter Agreement between the parties, American Exploration had 30 days to contribute its 20% share of the total completed well cost, or $2,710,000.

The 30-day period expired on Friday, April 23, 2010, thereby causing American Exploration to forfeit a 29% working interest in the well and the Prospect. American Exploration will continue to be entitled to receive a 20% working interest in the well and the Prospect after completion (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement).

Mainland was previously paying 72% of the total cost to drill and complete the Burkley-Phillips No. 1 well, for a 45.9% working interest. Due to the fact American Exploration did not make its contribution in response to the cash call, Mainland will now pay 90% of the total cost of the well and Guggenheim Energy Opportunities, LLC ("Guggenheim") will pay 10%. Accordingly, the respective working interests of the parties after completion are anticipated to be as follows: Mainland - 72%, American Exploration -20%, and Guggenheim - 8%. This working interest breakdown will apply to the remainder of the leasehold and project area.

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events.

On April 26, 2010, the Company issued a press release announcing the failure by American Exploration to fund its 20% share of the estimated total well costs of the Burkley-Phillips No. 1 Well on the Buena Vista Prospect, and the resulting forfeiture by American Exploration of its right to a 29% working interest in the well and in the Prospect in favor of the Company.

3.

The press release also disclosed that the Company and American Exploration are still moving forward with the proposed merger between the two companies that was announced on March 23, 2010. The merger remains subject to various conditions, including: the approval of the respective stockholders of each of Mainland and American Exploration; the number of holders of American Exploration common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of American Exploration common stock; the number of holders of Mainland common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of Mainland common stock; each party shall have received a draft fairness opinion (each, a "Fairness Opinion") of its own independent financial advisor to the effect that, as of the date of the Merger Agreement, the merger is fair from a financial point of view to holders of such party's stockholders (subject to the assumptions, qualifications and limitations relating to such opinion), and such party's Board of Directors shall have approved of and accepted such draft Fairness Opinion; and other customary conditions.

Mainland has informed its independent financial advisor of American Exploration's failure to fund its 20% share of the estimated total well costs of the Burkley-Phillips No. 1 Well, but is not in a position to comment on whether or not it will have any material impact on the Fairness Opinions at this time.

A copy of the press release is filed as Exhibit 99.1 hereto.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with American Exploration Corporation ("American Exploration") announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

4.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Pro forma Financial Information.

The Company intends to furnish the pro forma financial information required by this item by July 7, 2010 (which is the date that is not later than 71 calendar days after the date that this initial Current Report on Form 8-K must be filed in connection with the acquisition disclosed in Item 2.01 of this Current Report).

Exhibits.

EXHIBIT NUMBER     DESCRIPTION

99.1     Press release of Mainland Resources, Inc. dated April 26, 2010*

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: April 27, 2010	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer

5.